Exhibit (j)

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in the  Statements of Additional Information for DWS Alternative Asset Allocation VIP, DWS Global Income Builder VIP, DWS Diversified International Equity VIP, DWS Dreman Small Mid Cap Value VIP, DWS Global Thematic VIP, DWS Government & Agency Securities VIP, DWS High Income VIP, DWS Large Cap Value VIP, DWS Money Market VIP, DWS Small Mid Cap Growth VIP, DWS Unconstrained Income VIP (collectively, the “Funds”), in Post-Effective Amendment Number 83 to the Registration Statement (Form N-1A, No. 33-11802) of DWS Variable Series II. We also consent to the incorporation by reference into the Statements of Additional Information of our reports on the financial statements and financial highlights of the Funds dated February 15, 2012 included in the Annual Report for the fiscal year ended December 31, 2011.

/s/ Ernst & Young LLP

Boston, Massachusetts
April 25, 2012